Exhibit 3.2

INFRAREIT, INC.

ARTICLES OF AMENDMENT

InfraREIT, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting the first two sentences of Article SIXTH and inserting in lieu thereof two new sentences to read as follows:

“The total number of shares of stock which the Corporation has authority to issue is 450,000,000 shares of common stock, $0.01 par value per share. The aggregate par value of all authorized shares having a par value is $4,500,000.00.”

SECOND: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter was 3,000 shares of stock, $1.00 par value per share. The aggregate par value of all authorized shares of stock having par value was $3,000.00.

THIRD: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment of the Charter is 450,000,000 shares of stock, consisting of 450,000,000 shares of common stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $4,500,000.00.

FOURTH: The information required by Section 2-607(b)(2)(i) of the Maryland General Corporation Law (the “MGCL”) is not changed by the foregoing amendment.

FIFTH: The foregoing amendment was approved by a majority of the entire Board of Directors of the Corporation as required by law and was limited to changes expressly authorized by Sections 2-105(a)(13) and 2-605(a)(2) of the MGCL without any action by the stockholders of the Corporation.

SIXTH: The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its President and attested by its Secretary this 12th day of January, 2015.

ATTEST:		INFRAREIT, INC.

/s/ Greg Imhoff		By:	/s/ David Campbell	(SEAL)
Name:	Greg Imhoff	Name:	David Campbell
Title:	Secretary	Title:	President